Exhibit (a)(9)
                           HARRIS INSIGHT FUNDS TRUST


               AMENDMENT NO. 1 TO ESTABLISHMENT AND DESIGNATION OF
                          SERIES AND CLASSES OF SHARES

         WHEREAS, the Trustees of the Harris Insight Funds Trust, a Massachusetts business trust (the "Trust") acting pursuant to Section 5.11 of the Declaration of Trust (the "Declaration") of the Trust, divided the shares of its series Money Market Fund into three classes of shares, Class B, Class N, and Institutional Shares, as set forth in the Establishment and Designation of Series and Classes of Shares dated December 5, 2000.

         WHEREAS, the trustees of the Trust now desire to further divide unissued shares of the Money Market Fund series into a fourth class of shares, Exchange Shares;

         NOW THEREFORE, the undersigned, being all the Trustees of the Trust do hereby take the following action:

1. Pursuant to Section 5.11 of the Declaration, the Exchange Shares are hereby established and designated for the Money Market Fund.

2. Exchange Shares of the Money Market Fund shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

3. The number of Exchange Shares of the Money Market Fund designated hereby shall be unlimited.

4. The purchase price of Exchange Shares of the Money Market Fund, the method of determination of the net asset value of such Exchange Shares, the price, terms and manner of redemption of such Exchange Shares, any conversion or exchange feature or privilege of such Exchange Shares, and the relative dividend rights of the holders of Exchange Shares of the Money Market Fund shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Money Market Fund of the Trust, as amended from time to time.

5. The Exchange Shares shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect thereto, and any other expenses that are properly allocated to the Exchange Shares in accordance with the Investment Company of 1940 ("1940 Act").

6. As to any matter on which shareholders of any series are entitled to vote, Exchange Shares of the Money Market Fund shall vote together as a single class with all of the classes of shares of that series; provided however, that notwithstanding the provisions of Section 5.9 of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or is required by a separate agreement applicable to
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      such class, such requirements as to a separate vote by the class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one class and the interests of two or more classes in the matter are not materially different, then the shares of such classes whose interests in the matter are not materially different shall vote together as a single class, but to the extent that a matter affects more than one class and the interests of a class in the matter are materially different from that of each other class, then the shares of such class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular class, only the holders of shares of the one or more affected classes shall be entitled to vote.

7. The designation of Exchange Shares of the Money Market Fund hereby shall not impair the power of the Trustees from time to time to designate additional classes of shares of any series of the Trust.

8. Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of the Exchange Shares, or redesignate the Exchange Shares, of the Money Market Fund without any action or consent of the Shareholders.

IN WITNESS WHEREOF, the undersigned, being all the Trustees of the Trust, have executed this instrument as of this 27th day of April, 2001.


                                        /x/  Edgar R. Fiedler
                                        --------------------------
                                        Edgar R. Fiedler


                                        /x/  C. Gary Gerst
                                        --------------------------
                                        C. Gary Gerst


                                        /x/
                                        --------------------------
                                        Valerie B. Jarrett


                                        /x/  John W. McCarter, Jr.
                                        --------------------------
                                        John W. McCarter, Jr.


                                        /x/  Paula Wolff
                                        --------------------------
                                        Paula Wolff